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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

INTERNATIONAL LEASE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	1-31616 (Commission File Number)	22-3059110 (IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400,
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

Registrants' telephone numbers, including area code: (310) 788-1999

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        On August 14, 2014, AerCap Global Aviation Trust ("AerCap Trust") released its quarterly report for the quarter ended June 30, 2014 (the "AerCap Trust Quarterly Report"). The AerCap Trust Quarterly Report included unaudited summary financial information of International Lease Finance Corporation ("ILFC") for periods prior to May 14, 2014 and unaudited summary financial information for AerCap Trust for periods on and after May 14, 2014.

        As previously disclosed, on May 14, 2014, AerCap Holdings N.V. ("AerCap"), through a wholly-owned subsidiary, completed the acquisition of 100 percent of the common stock of ILFC (the "Acquisition"). In connection with the Acquisition, AerCap Trust assumed substantially all of ILFC's liabilities and AerCap Trust succeeded ILFC as the issuer under certain of ILFC's indentures.

        The AerCap Trust Quarterly Report is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

        ILFC is filing the AerCap Trust Quarterly Report to voluntarily provide financial information with respect to itself and AerCap Trust to holders of AerCap Trust's debt.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	AerCap Global Aviation Trust and Subsidiaries Quarterly Report for the Quarter Ended June 30, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ NAJIM CHELLIOUI
	Name:	Najim Chellioui
	Title:	Treasurer

DATED: August 14, 2014

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES